AMENDED AND RESTATED

BYLAWS

OF

M&H Plastics, Inc.

As Last Amended on June 24, 2009
and
Adopted on September 8, 2010

Table of Contents

AMENDED AND RESTATED BYLAWS
OF
M&H Plastics, Inc.

ARTICLE 1
Meetings of Shareholders

Section 1.1 Place and Time of Meetings.

Meetings of shareholders shall be held at such place, either within or without the Commonwealth of Virginia, and at such time as may be provided in the notice of the meeting and approved by the Chief Executive Officer or the Board of Directors.

Section 1.2 Annual Meeting.

The annual meeting of the shareholders shall be held on the fourth Tuesday in April of each year beginning at 10:00 a.m. or at such other time on such other date in any year as may be designated by resolution of the Board of Directors from time to time for the purpose of electing directors and conducting such other business as may properly come before the meeting.

Section 1.3 Special Meetings.

Special meetings of the shareholders may be called by the Chief Executive Officer or the Board of Directors and shall be called by the Secretary upon written demand of shareholders holding at least twenty percent (20%) of all votes entitled to be cast on any issue proposed to be considered at the special meeting. Only business within the purpose or purposes described in the notice for a special meeting of shareholders may be conducted at the meeting.

Section 1.4 Record Dates.

The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs the demand that the meeting be held. Except as is provided in the preceding sentence, the Board of Directors may fix, in advance, a record date to make a determination of shareholders for any purpose, such date to be not more than 70 days before the meeting or action requiring a determination of shareholders. If no such record date is set, then the record date shall be the close of business on the day before the date on which the first notice is given. When a determination of shareholders is entitled to notice of or to vote at any meeting of shareholders has been made, such determination shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

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Section 1.5 Notice of Meetings.

(a) Written notice stating the place, day and hour of each meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting (except when a different time is required in these Bylaws or by law) either personally or by mail, telephone, telegraph, teletype, telecopy or other form of wire or wireless communication, or by private courier to each shareholder of record entitled to vote at such meeting and to such nonvoting shareholders as may be required by law. If mailed, such notice shall be deemed to be effective when deposited in first class United States mail with postage thereon prepaid and addressed to the shareholder at the shareholder's address as it appears on the share transfer books of the Corporation. If given in any other manner, such notice shall be deemed to be effective (i) when given personally or by telephone, (ii) when sent by telegraph, teletype, telecopy or other form of wire or wireless communication or (iii) when given to a private courier to be delivered.

(b) If a meeting is adjourned to a different date, time or place, notice need not be given if the new date, time or place is announced at the meeting before adjournment. However, if a new record date for an adjourned meeting is fixed, notice of the adjourned meeting shall be given to shareholders as of the new record date unless a court provides otherwise.

Section 1.6 Waiver of Notice; Attendance at Meeting.

(a) A shareholder may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time of the meeting that is the subject of such notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice and be delivered to the Secretary for inclusion in the minutes or filing with the corporate records.

(b) A shareholder's attendance at a meeting (i) waives objection to lack of notice of defective notice of the meeting unless the shareholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

Section 1.7 Quorum and Voting Requirements.

Unless otherwise required by law, a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast

opposing the action unless a greater number of affirmative votes is required by law. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Less than a quorum may adjourn a meeting.

Section 1.8 Proxies.

A shareholder may vote his or her shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for such shareholder by signing an appointment form, either personally or by the shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is valid for eleven (11) months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 1.9 Action Without Meeting.

Action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting and without action by the Board of Directors if the action is taken by all the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Secretary for inclusion in the minutes or filing with the corporate records. Action taken by unanimous consent shall be effective according to its terms when all consents are in the possession of the Corporation unless the consent specifies a different effective date, in which event the action taken shall be effective as of the date specified therein provided that the consent states the date of execution by each shareholder. A shareholder may withdraw a consent only by delivering a written notice of withdrawal to the Corporation prior to the time that all consents are in the possession of the Corporation. If not otherwise fixed pursuant to the provisions of **Section 1.4**, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent described in the preceding paragraph.

ARTICLE 2
Directors

Section 2.1 General Powers.

The Corporation shall have a Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, and such officers and agents as the Board of directors may elect to employ, subject to any limitation set forth in the Articles of Incorporation.

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Section 2.2 Number and Term.

The number of directors of the Corporation shall be four. This number may be changed from time to time by amendment to these Bylaws to increase or decrease by 30 percent or less the number of directors last elected by the shareholder, but only the shareholders may increase or decrease the number by more than 30 percent. Directors shall be elected for terms of one (1) year and shall serve until the election of their respective successors. A decrease in number shall not shorten the term of any incumbent director. Unless a director resigns or is removed, every director shall hold office for the term elected or until a successor to such director shall have been elected.

Section 2.3 Election.

Except as provided in **Section 2.5** of this Article, the directors (other than initial directors) shall be elected by the holders of the common shares at the annual meeting of the shareholders or at a special meeting called for the purpose. Those persons who receive the greatest number of votes shall be deemed elected even though they do not receive a majority of the votes cast. No individual shall be named or elected as a director without his prior consent.

Section 2.4 Removal.

The shareholders may remove one or more directors, with or without cause. If a director is elected by a voting group, only the shareholders of that voting group may elect to remove the director. Unless the Articles of Incorporation require a greater vote, a director may be removed if the number of votes cast for such removal constitutes a majority of the votes entitled to be cast at an election of directors of the voting group or voting groups by which such director was elected. A director may be removed by the shareholder only at a meeting called for the purpose of removing such director and the meeting notice must state that the purpose, or one of the purposes of the meeting, is removal of the director.

Section 2.5 Vacancies.

A vacancy on the Board of Directors, including a vacancy resulting from the removal of a director or an increase in the number of directors, may be filled by (i) the shareholders, (ii) the Board of Directors or (iii) the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors and may, in the case of a resignation that will become effective at a specified later date, be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

Section 2.6 Regular Meetings.

A regular meeting of the Board of Directors, which shall be considered an annual meeting, shall be held immediately following each annual meeting of the shareholders for the purpose of electing officers and carrying on such other business as may properly come

before the meeting. The Board of Directors may also adopt a schedule of additional meetings which shall be considered regular meetings. Regular meetings shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the Chief Executive Officer of the Board of Directors shall designate from time to time. If no place is designated, regular meetings shall be held at the principal office of the Corporation.

Section 2.7 Special Meetings.

Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or a majority of the directors of the Corporation and shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the person or persons calling the meetings shall designate. If no such place is designated in the notice of a meeting, it shall be held at the principal office of the Corporation.

Section 2.8 Notice of Meetings.

No notice need be given of regular meetings of the Board of Directors. Notices of special meetings of the Board of directors shall be given to each director in person or delivered to his or her residence or business address (or such other place as the director may have directed in writing) not less than twenty-four (24) hours before the meeting by mail, messenger, telecopy, telegraph, or other means of written or electronic communication or by telephoning such notice to the director. Any such notice shall set forth the time and place of the meeting and state the purpose for which it is called.

Section 2.9 Waiver of Notice; Attendance at Meeting.

A director may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice and such waiver shall be equivalent to the giving of such notice. Except as provided in the next paragraph of this section, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records.

A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director, at the beginning of the meeting or promptly upon arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 2.10 Quorum; Voting.

When the number of directors fixed in these Bylaws is an odd number of directors, then a majority of the number of directors fixed in these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors, and when the number of directors fixed in these Bylaws is an even number of directors, then one half of the number of directors fixed in these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum is present when a vote is

taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless the director (i) objects, at the beginning of the meeting or promptly upon his arrival, to holding it or transacting specified business at the meeting or (ii) votes against or abstains from the action taken.

Section 2.11 Telephonic Meetings.

The Board of Directors may permit any or all directors to participate in a regular or special meeting by or conduct the meeting through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 2.12 Action Without Meeting.

Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consent stating the action taken, signed by each director either before or after the action is taken and included in the minutes or filed with the corporate records. Action taken under this section shall be effective when the last director signs the consent unless the consent specifies a different effective date, in which event the action taken is effective as of the date specified therein, provided the consent states the date of execution by each director.

Section 2.13 Compensation.

Directors shall not receive a stated salary for their services, but directors may be paid a fixed sum and expenses for attendance at any regular or special meeting of the Board of Directors or any meeting of any Committee and such other compensation as the Board of Directors shall determine. A director may serve to be employed by the Corporation in any other capacity and receive compensation therefor.

ARTICLE 3
Officers

Section 3.1 Officers.

The officers of the Corporation shall be a Chief Executive Officer and a Secretary, and, in the discretion of the Board of Directors, a President, one or more Vice-Presidents, a Treasurer and such other officers as may be deemed necessary or advisable to carry on the business of the Corporation. Any two or more offices may be held by the same person.

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Section 3.2 Election; Term.

Officers shall be appointed by the Board of Directors. Officers shall hold office, unless sooner removed, until their respective successors are elected. Any officer may resign at any time upon written notice to the Board of Directors and such resignation shall be effective when notice is delivered unless the notice specifies a later effective date.

Section 3.3 Removal of Officers.

The Board of Directors may remove any officer at any time, with or without cause.

Section 3.4 Duties of Officers.

The Chief Executive Officer of the Corporation, the Secretary and the other officers shall have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be delegated to them from time to time by the Board of Directors. The Chief Executive Officer, if present, shall be chairman of all meetings of the shareholders, the Board of Directors and any committee of which the Chief Executive Officer is a member.

ARTICLE 4
Share Certificates

Section 4.1 Form.

Shares of the Corporation shall, when fully paid, be evidenced by certificates containing such information as is required by law and approved by the Board of Directors. Alternatively, the Board of Directors may authorize the issuance of some or all shares without certificates. In such event, within a reasonable time after issuance, the Corporation shall mail to the shareholder a written confirmation of its records with respect to such shares containing the information required by law. When issued, certificates shall be signed by the Chief Executive Officer, President (if any) or a Vice President designated by the Board and the Secretary or an Assistant Secretary and may (but not need) be sealed with the seal of the Corporation. The seal of the Corporation and any or all of the signatures on a share certificate may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have caused to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such individual were such officer, transfer agent or registrar at the date of issue.

Section 4.2 Transfer.

The Board of Directors may make rules and regulations concerning the issue, registration and transfer of shares and/or certificates representing the shares of the Corporation. Transfers of shares and/or the certificates representing such shares shall be made upon the books of the Corporation by surrender of the certificates representing such

shares, if any, accompanied by written assignments given by the record owners thereof of their attorneys-in-fact.

Section 4.3 Restrictions on Transfer.

A lawful restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction complies with the requirements of law and its existence is noted conspicuously on the front or back of any certificate representing the shares or has been otherwise communicated in accordance with the requirements of law. Unless so noted or communicated, a restriction is not enforceable against a person without knowledge of the restriction.

Section 4.4 Lost or Destroyed Share Certificates.

The Corporation may issue a new share certificate or a written confirmation of its records with respect to shares in the place of any certificate theretofore issued which is alleged to have been lost or destroyed, and may require the owner of such certificate, or such owner's legal representative, to give the Corporation a bond, with or without surety, or such other agreement, undertaking or security as the Board of Directors shall determine is appropriate, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of the former certificate or the issuance of any such new certificate.

ARTICLE 5
Miscellaneous Provisions

Section 5.1 Certain Definitions.

As used in these Bylaws, the term "independent" has the following meaning: A director is considered to be independent if the individual has no relationship to the Corporation that may, in the business judgment of the Board of Directors, interfere with the exercise of his or her independence from management and the Corporation.

Section 5.2 Corporate Seal.

The Corporation may, but need not, have a corporate seal which may be altered at will, and may use it or a facsimile thereof by impressing or affixing it or in any other manner reproducing it.

Section 5.3 Fiscal Year.

The fiscal year of the Corporation shall begin on the first day of May of each year and end of the last day of April of the following year.

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Section 5.4 Amendments.

The power to alter, amend or repeal the Bylaws or adopt new bylaws shall be vested in the Board of Directors unless otherwise provided in the Articles of Incorporation. Bylaws adopted by the Board of Directors may be repealed or changed or new bylaws adopted by the shareholders, and the shareholders may prescribe that any bylaw adopted by them may not be altered, amended or repealed by the Board of Directors.

(END OF BYLAWS)

CERTIFICATE OF SHAREHOLDER RESOLUTIONS
OF
M&H PLASTICS, INC.

The undersigned Secretary of M&H Plastics, Inc., a Virginia corporation (the "Corporation"), hereby certifies that the following resolutions were adopted by the Corporation's sole shareholder, Maynard & Harris Plastics (UK) Ltd. (the "Shareholder") at its September 8, 2010 annual meeting:

BE IT RESOLVED that the bylaws, as amended on June 24, 2009, by resolution of the Board of Directors, a copy of which are attached hereto, be, and hereby are approved and adopted as the Corporation's bylaws.

RESOLVED that, effective immediately, the following named individuals are hereby unanimously elected to serve as the directors of the Corporation for a term of one year or until their successors are duly elected and take office:

David Duffield, Director
London Road
Beccles, Suffolk
NR 34 8TS
ENGLAND

Willie Steve Thigpen
485 Brooke Road
Winchester, Virginia 22603
USA

Kurt Nyberg, Director
485 Brooke Road
Winchester, Virginia 22603
USA

Doug Muttitt
London Road
Beccles, Suffolk
NR 34 8TS
ENGLAND

This Certificate is hereby executed this 8 day of Sept, 2010.

Edward Adams
Secretary